Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Ambassador Money Market Fund:

We consent to the use of our report, which is incorporated herein by reference, and to the references to our Firm under the headings “Financial Highlights for Institutional Shares” in the Prospectus and “Disclosure of Portfolio Holdings,” “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois
April 29, 2011